Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of the company as of December 31, 2014, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

NAME	JURISDICTION OF INCORPORATION / FORMATION
Allabinc de Mexico, S.A. de C.V.	Mexico
Alpharma (Bermuda) Investments Ltd.	Bermuda
Alpharma (Bermuda) Ltd.	Bermuda
Alpharma (Bermuda), LLC	United States
Alpharma (Luxembourg) S.A.R.L. y Compania Limitada	Chile
Alpharma (Luxembourg) S.àr.l.	Luxembourg
Alpharma Animal Health (Beijing) Trading Co., Ltd.	China
Alpharma Animal Health (Hong Kong) Co. Limited	Hong Kong
Alpharma Animal Health Company	United States
Alpharma Bermuda G.P.	Bermuda
Alpharma Canada Corporation	Canada
Alpharma do Brasil Ltda.	Brazil
Alpharma Euro Holdings, LLC	United States
Alpharma Holdings (Barbados) SRL	Barbados
Alpharma Operating, LLC	United States
Alpharma Pharmaceuticals (Thailand) Limited	Thailand
Animal Health Holdings C.V.	Netherlands
Continental Farmaceutica SPRL	Belgium
Embrex Europe Limited	United Kingdom
Embrex Poultry Health, LLC	United States
Embrex, Inc.	United States
Empresa Zoetis de Mexico S.A. de C.V.	Mexico
Fort Dodge Animal Health Limited	United Kingdom
Fort Dodge Animal Health, S. de R.L. de C.V.	Mexico
Fort Dodge Asia Exports, Inc.	United States
Fort Dodge Laboratories Inc.	United States
Jilin Pfizer Guoyuan Animal Health Co., Ltd.	China
Mikjan Corporation	United States
PAH 7V6 Holding Limited	Hong Kong
PAH Amazon Holdings Sarl	Luxembourg
PAH CHHK Holding B.V.	Netherlands
PAH Colombia Holdco I LLC	United States
PAH Colombia USP 2 LLC	United States
PAH CP LLC	United States
PAH Egypt Holding B.V.	Netherlands
PAH HCP 2 LLC	United States
PAH Holdings LLC	United States
PAH India Holdco LLC	United States
PAH India Holding 1 B.V.	Netherlands
PAH Luxembourg 1 SARL	Luxembourg
PAH Luxembourg 2 SARL	Luxembourg
PAH Luxembourg 3 SARL	Luxembourg
PAH Luxmex SARL	Luxembourg
PAH Mexico Holdco SARL	Luxembourg

NAME	JURISDICTION OF INCORPORATION / FORMATION
PAH Netherlands 1 Cooperatief U.A.	Netherlands
PAH Netherlands 2 B.V.	Netherlands
PAH Nominee 2 B.V.	Netherlands
PAH Nominee B.V.	Netherlands
PAH Oceania B.V.	Netherlands
PAH P&U 2 LLC	United States
PAH Panama LLC	United States
PAH PD LLC	United States
PAH PH LLC	United States
PAH PM LLC	United States
PAH Portugal Holding B.V.	Netherlands
PAH PP LLC	United States
PAH Russia Holding B.V.	Netherlands
PAH Spain, S.L.	Spain
PAH Tabor LLC	United States
PAH Turkey Holding B.V.	Netherlands
PAH Velvet B.V.	Netherlands
PAH Venezuela Holding B.V.	Netherlands
PAH WAI 1 LLC	United States
PAH West Europe SARL	Luxembourg
PAH WHC LLC	United States
Pfizer Animal Pharma Private Limited	India
PT Zoetis Animalhealth Indonesia	Indonesia
Synbiotics Corporation	United States
Synbiotics Europe S.A.S.	France
Zoetis (Shenzhou) Manufacturing Co., Ltd.	China
Zoetis (Thailand) Limited	Thailand
Zoetis (Yantai) Manufacturing Co., Ltd.	China
Zoetis Animal Health Limited	United Kingdom
Zoetis Argentina S.R.L.	Argentina
Zoetis Australia Pty Ltd	Australia
Zoetis Australia Research & Manufacturing Pty Ltd	Australia
Zoetis B Inc.	United States
Zoetis B.V.	Netherlands
Zoetis Belgium S.A.	Belgium
Zoetis Biotech Manufacturing Limited	Taiwan
Zoetis Canada Inc.	Canada
Zoetis Ceská republika, s.r.o.	Czech Republic
Zoetis Colombia S.A.S.	Colombia
Zoetis Costa Rica, S.R.L.	Costa Rica
Zoetis de Chile S.A.	Chile
Zoetis de Uruguay S.R.L.	Uruguay
Zoetis Deutschland GmbH	Germany
Zoetis Egypt Import LLC	Egypt
Zoetis Egypt LLC	Egypt
Zoetis Egypt Pharmaceuticals LLC	Egypt
Zoetis Egypt Trading LLC	Egypt
Zoetis European Holdings LLC	United States
Zoetis Finland Oy	Finland
Zoetis France S.A.S.	France
Zoetis GDS LLC	United States

NAME	JURISDICTION OF INCORPORATION / FORMATION
Zoetis Hayvan Sagligi Ltd. Sti.	Turkey
Zoetis Hellas S.A.	Greece
Zoetis Holdings LLC	United States
Zoetis Hungary Kft.	Hungary
Zoetis India Limited	India
Zoetis Indústria de Produtos Veterinários Ltda.	Brazil
Zoetis International Services S.A.S.	France
Zoetis International Trading (Shanghai) Co., Ltd.	China
Zoetis Ireland Limited	Ireland
Zoetis Israël Holding B.V.	Netherlands
Zoetis Italia S.r.l.	Italy
Zoetis Japan Holding B.V.	Netherlands
Zoetis Japan K.K.	Japan
Zoetis Korea Ltd.	Korea, Republic of
Zoetis Lietuva UAB	Lithuania
Zoetis LLC	United States
Zoetis Luxembourg Holding S.à r.l.	Luxembourg
Zoetis Malaysia Sdn. Bhd.	Malaysia
Zoetis Manufacturing & Research Spain, S.L.	Spain
Zoetis Manufacturing Italia S.R.L.	Italy
Zoetis Medolla Manufacturing S.R.L.	Italy
Zoetis Mexico, S. de R.L. de C.V.	Mexico
Zoetis Netherlands Holdings B.V.	Netherlands
Zoetis New Zealand Limited	New Zealand
Zoetis OOO	Russian Federation
Zoetis Österreich GmbH	Austria
Zoetis Overseas Services Inc.	United States
Zoetis P LLC	United States
Zoetis P&U LLC	United States
Zoetis Panama S. de R.L.	Panama
Zoetis Pharmaceutical Research Private Limited	India
Zoetis Philippines Inc.	Philippines
Zoetis PI LLC	United States
Zoetis Polska sp. z o.o	Poland
Zoetis Portugal, Lda.	Portugal
Zoetis Products Inc.	United States
Zoetis Romania SRL	Romania
Zoetis S.R.L.	Peru
Zoetis Salud Animal de Bolivia S.A.	Bolivia
Zoetis Schweiz GmbH	Switzerland
Zoetis Singapore Pte. Ltd.	Singapore
Zoetis South Africa (Pty) Ltd.	South Africa
Zoetis Spain, S.L.	Spain
Zoetis Suzhou Manufacturing Co., Ltd.	China
Zoetis Taiwan Limited	Taiwan
Zoetis Treasury Center BVBA	Belgium
Zoetis UK Limited	United Kingdom
Zoetis Ukraine LLC	Ukraine
Zoetis Vietnam Limited Liability Company	Vietnam
Zoetis W LLC	United States
Zoetis WAI LLC	United States

NAME	JURISDICTION OF INCORPORATION / FORMATION
Zoetis Weesp B.V.	Netherlands
Zoetis WHC 2 LLC	United States
Zoetis WLC LLC	United States
Zoetis, C.A.	Venezuela
ZOETISECUADOR Cia. Ltda.	Ecuador